Exhibit 10.16

AMENDMENT OF LEASE FOR ADDITIONAL PREMISES dated January 28, 2011

BETWEEN:        CANADIAN PROPERTY HOLDINGS (1010 SHERBROOKE) INC., duly represented by its mandatary CREIT MANAGEMENT LIMITED, as general partner of CREIT MANAGEMENT L.P., a company duly incorporated under the laws of Canada, a place of business at 1010 Sherbrooke Street West, Suite 1210, Montréal, Québec, H3A 2R7, herein acting and represented by René G. Arsenault, Vice-President, Québec Region, duly authorized for the purposes hereof, as he so declares;

(hereinafter called the “LANDLORD”)

AND:                                                               ENERKEM INC., a company duly incorporated under Canada Business Corporations Act, having a place of business at 1010 Sherbrooke Street West, Suite 1610, Montréal, Québec, H3A 2R7, represented by Vincent Chornet, President and Chief Executive Officer and Patrice Ouimet, Vice-President & Chief Financial Officer, duly authorized for the purposes hereof;

(hereinafter called the “TENANT”)

WHEREAS the Landlord and the Tenant entered into an Agreement of Lease dated September 1, 2010 (the “Lease”) with respect to certain premises known as Suite 1610 (the “Premises”), comprising an area of approximately 8,128  square feet (the “Gross Rentable Area”), located in the building bearing civic number 1010 Sherbrooke Street West, in the City of Montréal, Province of Québec (the “Building”), for the period commencing on September 1st, 2010 and terminating on August 31st, 2015 (the “Term”);

WHEREAS the Tenant has expressed to the Landlord that its desires to amend the Lease in order to lease in the Building, an additional space of approximately 2,136 square feet, under the same terms and conditions contained in the Lease, except as modified hereinafter (the “Amendment”).

NOW THEREFORE LANDLORD AND TENANT AGREE AS FOLLOWS:

1.                                      Preamble

The preamble and the schedules attached hereto shall form an integral part of these presents.

2.                                      Term for Additional Premises

The Term for the additional space referred to in the preamble shall be for a period of one (1) year, commencing on March 1, 2011 and terminating on February 29, 2012.

3.                                      Additional Premises

The Lease referred to in the preamble is hereby amended so that, as of March 1, 2011 (the “Effective Date”) the Landlord leases to the Tenant an additional space known as Suite 612 (the “Additional Premises”) comprising an area of approximately 2,136 square feet (the “Additional Gross Rentable Area”), calculated according to the criteria of BOMA/ANSI Z65.1 Standard (1996). The Additional Premises is shown in that approximate location as outlined in red on Schedule “A-1” attached hereto.

4.                                      Minimum Rent for the Additional Premises

The Tenant shall pay to the Landlord, without deduction, set-off, compensation, or abatement whatsoever, with respect to the Additional Premises, the following Minimum Rent:

For the period commencing on March 1, 2011 and terminating on February 29, 2012, the annual Minimum Rent will be $25,098.00 payable in equal, monthly and consecutive installments of $2,091.50 each, in advance on the first day of each month, representing $11.75 per square foot of Additional Gross Rentable Area per annum.

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LANDLORD	TENANT
RA	PO

1010-Aditional Premises-Enerkem 2011

5.                                      Additional Rent for the Additional Premises

As of March 1, 2011, in addition to the Minimum Rent (described in this Agreement), the Tenant shall pay for Additional Premises, the following Additional Rent:

5.1                               Operating Expenses: Until further adjustment by the Landlord, for 2011 estimated Operating Expenses shall be of $10.01 per square foot of the Additional Gross Rentable Area, including an administration fee of 15%.

5.2                               Taxes: Until further adjustment by the Landlord, for 2011 estimated Taxes shall be of $6.12 per square foot of the Additional Gross Rentable Area.

5.3                               Electricity: The estimated annual cost of the electricity for 2011 shall be of $1.00 per square foot of the Additional Gross Rentable Area, and subject to all increases set by Hydro-Québec.

5.4                               Proportionate Share for Operating Expenses: means the ratio of the Additional Gross Rentable Area to the Gross Rentable Area of the Building, excluding the gross rentable area of the Hotel located in the Building, which the parties have set as being 0.6489%.  Proportionate Share for Taxes: means the ratio of the Additional Gross Rentable Area to the Gross Rentable Area of the Building, which the parties have set as being 0.6118%.

The percentage may vary in the event of an increase or a decrease in the Additional Gross Rentable Area of the Premises or the Gross Rentable Area of the Building.  Notwithstanding any to the contrary, shall Tenant never have to pay an amount for Operating Expenses higher than it would have paid if the Building had been fully (100%) occupied and operational; For clarification it is agreed that the Tenant shall not pay and is not invoiced for expenses that would be allocated to vacant space.

6.                                      Leasehold Improvements

The Tenant acknowledges having examined the Additional Premises and being satisfied therewith.  Furthermore, the Additional Premises are being delivered to Tenant on an “AS IS” basis, except that Landlord shall, at its expenses, promptly complete the following work:

•                  Vacuum and steam clean the carpet, on a best effort basis, remove all carpet and floor stains and

•                  Clean the Additional Premises, which includes, (i) washing all closets and shelves and the built-in cabinets (ii) dusting and cleaning all window sills and (iii) and washing all non carpeted floors.

The Tenant shall have the responsibility to install, including but not limited to, its telephone, computer and any other communication systems (the “Communication Systems”) inside the Additional Premises, the whole at its sole cost.  Furthermore, any installation to be connected to the Building’s domestic water system, such as coffee machines, air-conditioning units in computer rooms, water coolers, ice makers or any other connection with domestic water (the “Domestic Water Hook-up”), requires the Landlord’s prior written consent.

Any other alterations and/or improvements carried out in the Additional Premises shall be effected at the sole expense of Tenant and shall only be effected after plans and specifications for the same have been submitted to Landlord for Landlord’s approval and have been approved in writing.

7.                                      Brokerage Commission

Tenant represents and warrants to the Landlord that no broker or agent negotiated or was instrumental in consummating the Lease, other than the Cushman & Wakefield Ltd., whose fees or commissions shall be paid by the Landlord.  No other brokerage commission shall be paid by the Landlord.

8.                                      Proof of Insurance

The Additional Premises shall have to be adequately ensured in conformity with all the stipulations contained in Article 9 of the Lease (INSURANCE AND NON-LIABILITY).  The Tenant shall provide the Landlord with a copy of its insurance certificate, according to the stipulations contained in Article 9 of the Lease.

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LANDLORD	TENANT
RA	PO

9.                                      Spetial Conditions for the Additional Premises

9.1                               Option to Renew - The Landlord hereby grants to the Tenant THREE (3) options to renew the leasing of the Additional Premises (as defined herein) for further periods of ONE (1) year each, commencing on March 1 and terminating February 28 of each year (from 2012 to 2015), provided that the Tenant gives to the Landlord written notice, by registered mail, of its intention to exercise this option no less than FOUR (4) months prior to the end of the Term; failing which, this option to renew will become null and void and of no effect. Should the Tenant exercise its Option to Renew, then all terms and conditions as contained in this Amendment shall remain the same, save and except for the Minimum Rent which shall be negotiated between the parties and shall not be less than the current rate.

9.2                               Available Premises - Provided the Tenant is not in default under the Lease and subject to prior rights previously granted to existing tenants in the Building, if at any time during the Term, any premises larger that 2,500 sq.ft. becomes available for lease by the Landlord (the “Available Premises”), the Landlord shall use reasonable efforts to advise the Tenant of such availability. It is hereby understood and agreed that this represents a courtesy of Landlord and should the Landlord not advise the Tenant for any reason whatsoever, then the Landlord shall not be deemed to be in default under the terms of the Lease and the Tenant shall not be entitled to any compensation.

Within five (5) business days following the Landlord’s notification, the Tenant shall notify in writing the Landlord of its intention to lease or not lease the Available Premises. Should the Tenant elect to lease the Available Premises, then Tenant shall be relocated, without penalty.  The relocation shall be at Tenant’s sole expense and all the terms and conditions of the Lease shall apply to the Available Premises, except that (i) the monetary conditions shall be adjusted according to the new figures; and (ii) the remaining unamortized portion of the brokerage commission set forth in Section 7 shall be imputed to the Available Premises.

Both parties shall have thirty (30) days following the receipt by the Landlord of the Tenant’s notice to agree to the terms and conditions of said relocation and to execute an amendment, using Landlord’s standard form of amendment to amend the Lease accordingly, failing which the Available Premises may thereafter be leased to any third party.

10.                               Liability Exclusion

The registered owner of the Lands is Canadian Property Holdings (1010 Sherbrooke) Inc. (hereinafter referred to as the “Owner”).  If a real estate investment trust (hereinafter referred to as the “Trust”) is or shall become the beneficial owner of the Lands, then the obligations of the Trust pursuant to the Lease or any subsequent agreement shall not be personally binding upon, nor shall recourse or satisfaction be sought from the private property of any of the trustees of the Trust, Trust unitholders, annuitants under a plan of which a Trust unitholder acts as a trustee or carrier, or officers, employees or agents of the Trust, but the property of the Trust only may be bound.

11.                               Execution by Landlord

CREIT Management Limited (hereinafter referred to as “CREIT”) hereby represents that it has executed the Lease, this Amendment and any subsequent agreement as the agent for and in the name of and with authority of the said Owner, and that the covenants and agreements of the Landlord are the obligations of the Owner only and are not obligations personal to or enforceable against CREIT in its own right, save and except that CREIT covenants for itself that it is the duly authorized agent of the Owner with complete power to execute the Lease, this Amendment and any subsequent agreement as agent for and on behalf of, in the name and with the authority of, the Owner.

12.                             Terms and Conditions

Except as modified herein, all other terms and conditions of the Lease shall remain in full force and effect and shall apply hereto mutatis mutandis and this Amendment shall form part of the Lease.

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LANDLORD	TENANT
RA	PO

13.                             Language

The parties hereto acknowledge and confirm having requested that this agreement and all notices and communications contemplated hereby be drafted in the English Language.  Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous avis et communications y afférents soient rédigées en anglais.

IN WITNESS WHEREOF Landlord and Tenant have duly executed and signed these presents on the date and at the place mentioned below.

SIGNED BY TENANT

in Montreal this 28th day of January, 2011

ENERKEM INC.

/s/Julie Vallières	Per:	/s/ Vincent Chornet
WITNESS		Name:	Vincent Chornet
		Title:	President
Authorized to bind the company

/s/Marie-Lou Perreault	Per:	/s/ Patrice Ouimet
WITNESS		Name:	Patrice Ouimet
		Title:	Vice-President & Chief Financial Office
Authorized to bind the company

ACCEPTED BY LANDLORD

in Montreal this 2nd day of February, 2011

CANADIAN PROPERTY HOLDINGS
(1010 SHERBROOKE) INC.,
duly represented by its mandatary
CREIT MANAGEMENT LIMITED,
as general partner of CREIT MANAGEMENT L.P.

	Per:	/s/ René G. Arsenault
/s/Mireille Lizotte		Name:	René G. Arsenault
WITNESS		Title:	Vice-President, Québec Region
Authorized to bind the company

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LANDLORD	TENANT
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SCHEDULE “E”

CORPORATE RESOLUTION

EXCERPT OF THE MINUTES OF A MEETING OF THE DIRECTORS OF

ENERKEM INC.

(the “Company”)

HELD ON THE         DAY OF               , 2011

RESOLVED:

“THAT the Company enter into an Amendment of Lease for Additional Premises with CANADIAN PROPERTY HOLDINGS (1010 SHERBROOKE) INC., duly represented by its mandatary CREIT MANAGEMENT LIMITED, as general partner of CREIT MANAGEMENT L.P., with respect to the Additional Premises known as Suite 612, located at 1010 Sherbrooke Street West, in the City of Montréal, Province of Québec, the whole in accordance with this Agreement which has been submitted to the meeting and that Vincent Chornet, President and Chief Executive Officer and Patrice Ouimet, Vice-President & Chief Financial Officer be authorized to sign this Agreement on behalf of the Company and to make all modifications which he deems at his sole discretion, to be appropriate.”

Certified to be a true copy of a Resolution passed at a meeting of the directors of

ENERKEM INC.

duly called and held on the day of , 2011, as set forth in minutes of the said meeting and further that the said Resolution is now in full force and effect.

Dated this day of 2011

SECRETARY

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LANDLORD	TENANT
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SCHEDULE “A-1”

PLANS OF THE ADDITIONAL PREMISES

TELEP.
ESCA.
E.B.
E.H.
ELECT.
ASC.
ASC.
ASC.
ASC.

CREIT

Client

PLACE SHERBROOKE
1010 SHERBROOKE O.
MONTREAL, QUÉBEC

Sceau

Dessin: **6E ÉTAGE LOCAL 612 TEL QUE CONSTRUIT**		CAD - DAO
Conçu par: -	Échelle: 1/8"=1'-0"	Dessin: **612**
Dessiné par: ja	Date: 19.07.10	
Vérifié par: ja	Projet: CREIT	Révision: 0

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LANDLORD	TENANT
RA	PO